                                                                     Exhibit 4.4

         NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

No.      W-1                                                 44,100,000 Warrants

                             STOCK PURCHASE WARRANTS

                     Exercisable commencing August 20, 1998
                 Void after Expiration Time (as defined herein)

                  EVENFLO & SPALDING HOLDINGS CORPORATION., a Delaware corporation (the "Company"), hereby certifies that, for value received, KKR 1996 FUND, L.P., a Delaware limited partnership (the "KKR Fund"), or registered assigns (in either case, the "Warrantholder"), is the owner of 44,100,000 Warrants (as defined below), each of which entitles the Warrantholder to purchase from the Company one fully paid, duly authorized and nonassessable share of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), at any time from and after August 20, 1998 (the "Issue Date") and continuing up to the Expiration Time (as defined herein) at a per share exercise price determined according to the terms and subject to the conditions set forth in this certificate (the "Warrant Certificate"). The number of shares of Common Stock issuable upon exercise of each such Warrant and the exercise price per share of Common Stock are subject to adjustment from time to time pursuant to the provisions of Sections 8 and 9 of this Warrant Certificate. The Warrants evidenced by this Warrant Certificate (the "Warrants") are being issued pursuant to an Investment Agreement, dated as of July 30, 1998 (as it may be amended, supplemented or otherwise modified from time to time, the "Investment Agreement"), by and between the KKR Fund and the Company, and are entitled to certain rights and privileges set forth therein.

                  Section 1. Definitions. As used in this Warrant Certificate, the following terms shall have the meanings set forth below:

                  "Board of Directors" means the board of directors of the Company.
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                                                                               2


                  "Business Day" means any day, other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company, as amended from time to time.

                  "Closing Price" with respect to a share of Common Stock on any day means, except as set forth below in the case that the shares of Common Stock are not publicly held or listed, the average of the "quoted prices" of the Common Stock for 30 consecutive Trading Days commencing 45 Trading Days before the date in question. The term "quoted prices" of the Common Stock shall mean the last reported sale price on that day or, in case no such reported sale takes place on such day, the average of the last reported bid and asked prices, regular way, on that day, in either case, as reported in the consolidated transaction reporting system with respect to securities quoted on Nasdaq or, if the shares of Common Stock are not quoted on Nasdaq, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not quoted on Nasdaq and not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices on such other nationally recognized quotation system then in use, or, if on any such day the shares of Common Stock are not quoted on any such quotation system, the average of the closing bid and asked prices as furnished by a professional market maker selected by the Board of Directors making a market in the shares of Common Stock. Notwithstanding the foregoing, if the shares of Common Stock are not publicly held or so listed, quoted or publicly traded, the "Closing Price" means the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors provided, however, that if the Warrantholder shall dispute the fair market value as determined by the Board, the Warrantholder and the Company may retain an Independent Expert. The determination of fair market value by the Independent Expert shall be final, binding and conclusive on the Company and the Warrantholder. All costs and expenses of the Independent Expert shall be borne by the Company.

                  "Common Stock" has the meaning set forth in the preamble hereto.

                  "Company" has the meaning set forth in the preamble hereto.

                  "Equity Securities" of any Person means any and all common stock, preferred stock, any other class of capital stock and partnership or limited liability company interests of such Person or any other similar interests of any Person that is not a corporation, partnership or limited liability company.

                  "Exercise Price" has the meaning set forth in Section 8
         hereof.
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                                                                               3


                  "Expiration Date" means August 20, 2006.

                  "Expiration Time" means 5:00 P.M., New York City time, on the Expiration Date.

                  "Fractional Warrant Share" means any fraction of a whole share of Common Stock issued, or issuable upon, exercise of the Warrants.

                  "Independent Expert" means an investment banking firm mutually acceptable to the Company and the Warrantholder.

                  "Investment Agreement" has the meaning set forth in the preamble hereto.

                  "Issue Date" has the meaning set forth in the preamble hereto.

                  "KKR Fund" has the meaning set forth in the preamble hereto.

                  "Nasdaq" means The Nasdaq Stock Market's National Market.

                  "Offer Time" has the meaning set forth in Section 9.1 (e) hereof.

                  "Organic Change" means, with respect to any Person, any transactions (including without limitation any recapitalization, capital reorganization or reclassification of any class or series of Equity Securities, any consolidation of such Person with, or merger of such Person into, any other Person, any merger of another Person into such Person (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of capital stock of such Person), and any sale or transfer or lease of all or substantially all of the assets of such Person, but not including any stock split, combination or subdivision which is the subject of Section 9.1(b)) pursuant to which any class or series of Equity Securities of such Person is converted into the right to receive other securities, cash or other property.

                  "Person" means any individual, firm, corporation, company, limited liability company, association, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  "Stated Value" means the stated liquidation value of the Variable Rate Preferred Stock as set forth in the Certificate of Incorporation.

                  "Trading Day" means any day on which Nasdaq is open for trading, or if the shares of Common Stock are not quoted on Nasdaq, any day on which the principal national securities exchange or national quotation system on which the shares of Common Stock are listed, admitted to trading or quoted is open for trading, or if the shares of Common Stock are not so listed, admitted to trading or quoted, any Business Day.

                  "Variable Rate Preferred Stock" means the Variable Rate Cumulative Preferred Stock, par value $1.00 per share, of the Company.

                  "Warrant" has the meaning set forth in the preamble hereto.

                  "Warrant Agent" means the Person named or otherwise appointed as such as set forth in Section 10 hereof.

                  "Warrant Certificate" has the meaning in the preamble hereto.

                  "Warrant Market Price" means the average of the Closing Prices of a share of Common Stock for the ten consecutive Trading Days ending on the Trading Day, immediately prior to the day on which the Election to Exercise is delivered.

                  "Warrant Register" has the meaning set forth in Section 2.2 hereof.

                  "Warrant Shares" means the shares of Common Stock issued, or issuable upon, exercise of the Warrants.

                  "Warrantholder" has the meaning set forth in the preamble hereto.

                  Section 2. Transferability.

                  2.1 Registration. The Warrants shall be issued only in registered form.

                  2.2 Transfer. The Warrants evidenced by this Warrant Certificate may be sold or otherwise transferred at any time (except as such sale or transfer may be restricted pursuant to the Securities Act or any applicable state securities laws) and any such sale or transfer shall be effected on the books of the Company (the "Warrant Register") maintained at its principal executive offices upon surrender of this Warrant Certificate for registration of transfer duly endorsed by the Warrantholder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver a new Warrant Certificate or Certificates in appropriate denominations to the Person or Persons entitled thereto.

                  Section 3. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates of like tenor entitling the Warrantholder to purchase a like aggregate number of Warrant Shares as the certificate or certificates surrendered then entitles such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the Person entitled thereto a new Warrant certificate or certificates as so requested.

                  Section 4. Term of Warrants; Exercise of Warrants.

                  4.1 Duration of Warrant. On the terms and subject to the conditions set forth in this Warrant Certificate, the Warrantholder may exercise the Warrants evidenced hereby, in whole or in part, at any time and from time to time after the Issue Date and before the Expiration Time. If the Warrants evidenced hereby are not exercised by the Expiration Time, they shall become void, and all rights hereunder shall thereupon cease.

                  4.2 Exercise of Warrant.

                      (a) On the terms and subject to the conditions set forth in this Warrant Certificate, the Warrantholder may exercise the Warrants evidenced hereby, in whole or in part, by presentation and surrender to the Warrant Agent of this Warrant Certificate together with the attached Election to Exercise duly filled in and signed, and accompanied by payment to the Company of the Exercise Price for the number of Warrant Shares specified in such Election to Exercise. Payment of the aggregate Exercise Price shall be made (i) in cash in an amount equal to the aggregate Exercise Price; (ii) by certified or official bank check in an amount equal to the aggregate Exercise Price; (iii) by an exchange (which shall be treated as a recapitalization) with the Company of a number of shares of Variable Rate Preferred Stock having an aggregate Stated Value plus accrued and unpaid dividends thereon equal to the aggregate Exercise Price; (iv) by an exchange (which shall be treated as a recapitalization) with the Company of a number of securities of the Company (including, only in the case of the initial Warrantholder, debt securities) having an aggregate value (as determined by the Board of Directors in its good faith judgment, subject to the Warrantholders' rights to have the Independent Expert make the determination) equal to the aggregate Exercise Price of the Warrant Shares being acquired in exchange thereof; or (v) by any combination of the foregoing. In lieu of the above, the Warrantholders may deliver an Election to Exercise that provides for a recapitalization exchange of Warrants for Warrant Shares having an aggregate value equal to the excess of (x) the aggregate value of the Warrant Shares to which the Warrants so exercised relate (based on the determination of the Closing Price of the Common Stock as of such date) over (y) the aggregate Exercise Price of such Warrants.

                      (b) On the terms and subject to the conditions set forth in this Warrant Certificate, upon such presentation and surrender of this Warrant Certificate and payment of such aggregate Exercise Price as set forth in paragraph (a) hereof, the Company shall promptly issue and cause to be delivered to the Warrantholder, or to such Persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) for the specified number of duly authorized, fully paid and non-assessable Warrant Shares issuable upon exercise, and shall deliver to the Warrantholder cash, as provided in Section 11 hereof, with respect to any Fractional Warrant Shares otherwise issuable upon such surrender. In the event that the Warrants evidenced by this Warrant Certificate are exercised in part prior to the Expiration Time, the Company shall issue and cause to be delivered to the Warrantholder, or to such Persons as the Warrantholder may designate in writing, a certificate or certificates (in such name or names as the Warrantholder may designate in writing) evidencing any remaining unexercised Warrants.

                      (c) Each Person in whose name any certificate for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of the Warrant Shares represented thereby on the first date on which both the Warrant Certificate evidencing the respective Warrants was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of date of issue or delivery of such certificate.

                  Section 5. Payment of Taxes. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes and other governmental charges that may be imposed under the laws of the United States or any political subdivision or taxing authority thereof or therein in respect of any issue or delivery of Warrant Shares or of other securities or property deliverable upon exercise of the Warrants evidenced by this Warrant Certificate or certificates representing such shares or securities (other than income taxes imposed on the Warrantholder).

                  Section 6. Mutilated or Missing Warrant. If any Warrant certificate is lost, stolen, mutilated or destroyed, the Company shall issue and the Warrant Agent shall countersign, in exchange and substitution for and upon cancellation of the mutilated Warrant certificate, or in lieu of and substitution for the Warrant certificate lost, stolen or destroyed, upon receipt of a proper affidavit or other evidence reasonably satisfactory to the Company and the Warrant Agent (and surrender of any mutilated Warrant certificate) and bond of indemnity in form and amount and with corporate surety reasonably satisfactory to the Company and the Warrant Agent in each instance protecting the Company and the Warrant Agent, a new Warrant certificate of like tenor and representing an equivalent number of Warrants as the Warrant certificate so lost, stolen, mutilated or destroyed. Any such new Warrant certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant certificate shall be at any time enforceable by anyone. An applicant for such substitute Warrant certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe. All Warrant certificates shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement of lost, stolen, mutilated or destroyed Warrant certificates, and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without their surrender.

                  Section 7. Reservation of Shares. The Company hereby agrees that there shall be reserved for issuance and delivery upon exercise of this Warrant, free from preemptive rights, the number of shares of authorized but unissued shares of Common Stock as shall be required for issuance or delivery upon exercise of the Warrants evidenced by this Warrant Certificate. The Company further agrees that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale or assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company. Without limiting the generality of the foregoing, the Company shall from time to time take all such action that may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at the Exercise Price as so adjusted.

                  Section 8. Exercise Price. The price per share (the "Exercise Price") at which Warrant Shares shall be purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate shall be $2.00, subject to adjustment pursuant to Section 9 hereof.

                  Section 9. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants evidenced by this Warrant Certificate and the Exercise Price thereof shall be subject to adjustment from time to time after the date hereof upon the happening of certain events, as follows:

                  9.1 Adjustments to Exercise Price. The Exercise Price shall be subject to adjustment as follows:

                  (a) Stock Dividends. In case the Company after the date hereof shall pay a dividend or make a distribution to all holders of shares of Common Stock in shares of Common Stock, then in any such case the Exercise Price in effect at the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or distribution shall be reduced to a price obtained by multiplying such Exercise Price by a fraction of which (x) the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date and (y) the denominator shall be the sum of such number of shares of Common Stock outstanding and the total number of shares of Common Stock constituting such dividend or distribution, such reduction to become effective immediately after the opening of business on the day following such record date. For purposes of this subsection (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                  (b) Stock Splits and Reverse Splits. In case after the date hereof outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case after the date hereof outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Exercise Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) Issuances Below Market. In case the Company after the date hereof shall issue rights, options or warrants to holders of shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Closing Price per share on the record date for the determination of stockholders entitled to receive such rights, options or warrants, the Exercise Price in effect at the opening of business on the day following such record date shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (x) the numerator shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on such record date and (B) the quotient of (1) the number of additional shares of Common Stock issuable upon exercise of the rights, options or warrants offered multiplied by the exercise price per share of the additional shares of Common Stock issuable upon exercise of such rights, options or warrants and (2) the Closing Price per share of Common Stock as of such record date, and (y) the denominator of which is the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock issuable upon exercise of the rights, options or warrants so offered, such adjustment to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment shall be made if the Company issues or distributes to each Warrantholder the rights or warrants that each Warrantholder would have been entitled to receive had the Warrants held by such Warrantholder been exercised prior to such record date. For purposes of this subsection (c), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company. Rights or warrants issued by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon exercise of the Warrants evidenced by this Warrant Certificate, in each case in clauses (i) through (iii) until the occurrence of a specified event or events (a "Trigger Event"), shall for purposes of this subsection (c) not be deemed issued until the occurrence of the earliest Trigger Event. In the event that the Company shall otherwise issue shares of Common Stock for a consideration per share less than the Closing Price per share on such date of issuance, the Exercise Price in effect at the opening of business on the day following such issuance shall be reduced to a price obtained by multiplying such Exercise Price by a fraction of which (x) the numerator shall be (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such shares plus (B) the quotient of (a) the aggregate consideration received for the additional shares of Common Stock divided by (b) the Closing Price as of the date of determination of the adjustment and (y) the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares.

                  (d) Special Dividends. In case the Company after the date hereof shall distribute to all holders of shares of Common Stock evidences of its indebtedness or assets (excluding any regular periodic cash dividend), Equity Securities (other than Common Stock) or rights to subscribe (excluding those referred to in subsection (c) above) for Equity Securities other than Common Stock (including by way of share repurchases to the extent in excess of the Closing Price per share), in each such case the Exercise Price in effect immediately prior to the close of business on the record date for the determination of stockholders entitled to receive such distribution shall be adjusted to a price obtained by multiplying such Exercise Price by a fraction of which (x) the numerator shall be the Closing Price per share of Common Stock on such record date, less the then-current fair market value as of such record date (as determined by the Board of

Directors in its good faith judgment) of the portion of assets or evidences of indebtedness or Equity Securities or subscription rights so distributed applicable to one share of Common Stock, and (y) the denominator shall be such Closing Price, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, however, that no adjustment shall be made (1) if the Company issues or distributes to each Warrantholder the subscription rights referred to above that each Warrantholder would have been entitled to receive had the Warrants held by such Warrantholder been exercised prior to such record date or (2) if the Company grants to each Warrantholder the right to receive, upon the exercise of the Warrants held by such Warrantholder at any time after the distribution of the evidences of indebtedness or assets or Equity Securities referred to above, the evidences of indebtedness or assets or Equity Securities that such Warrantholder would have been entitled to receive had such Warrants been exercised prior to such record date. The Company shall provide any Warrantholder, upon receipt of a written request therefor, with any indenture or other instrument defining the rights of the holders of any indebtedness, assets, subscription rights or Equity securities referred to in this subsection (d). Rights or warrants issued by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase Equity Securities, which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, including shares of Common Stock issued upon exercise of the Warrants evidenced by this Warrant Certificate, in each case in clauses (i) through (iii) until the occurrence of a Trigger Event, shall for the purposes of this subsection (d) not be deemed issued until the occurrence of the earliest Trigger Event.

                  (e) Tender or Exchange Offer. In case a tender or exchange offer made by the Company or any subsidiary of the Company for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors in its good faith judgment, subject to the Warrantholders' rights to have the Independent Expert make the determination) at the last time (the "Offer Time") tenders may be made pursuant to such tender or exchange offer (as it may be amended) that, together with the aggregate of the cash plus the fair market value (as determined by the Board of Directors in its good faith judgment, subject to the Warrantholders' rights to have the Independent Expert make the determination), as of the Offer Time, of consideration payable in respect of any tender or exchange offer by the Company or any such subsidiary for all or any portion of the Common Stock consummated preceding the Offer Time and in respect of which no Exercise Price adjustment pursuant to this subsection (e) has been made, exceeds 5% of the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time, the Exercise Price shall be reduced so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the Offer Time by a fraction of which (x) the numerator shall be (i) the product of the Closing Price of the Common Stock at the Offer Time multiplied by the number of shares of Common Stock outstanding (including any tendered shares) at the Offer Time minus (ii) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to a maximum specified in the terms of the tender or exchange offer) of all shares validly tendered and not withdrawn as of the Offer Time (the shares deemed so accepted, up to any such maximum, being referred to as the

"Purchased Shares") and (y) the denominator shall be the product of (i) such Closing Price at the Offer Time multiplied by (ii) such number of outstanding shares at the Offer Time minus the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Offer Time. For purposes of this subsection (e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

                  (f) Convertible Securities. In the event the Company issues any securities convertible into or exchangeable for Common Stock (other than securities issued in transactions described in subsections (c) or (d) of this
Section 9.1) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities less than the current Closing Price on the date of issuance of such securities, the Exercise Price in effect at the opening of business on the day following such issuance shall be reduced to a price obtained by multiplying such Exercise Price by a fraction of which
(x) the numerator shall be (A) the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus (B) (a) the aggregate consideration received for the issuance of such securities divided by (b) the Closing Price as of the date of determination of the adjustment and (y) the denominator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the maximum number of shares of Common Stock deliverable upon conversion or in exchange for such securities at the initial conversion or exchange rate. If (i) all of the Common Stock deliverable upon conversion or exchange of such securities have not been issued when such securities are no longer outstanding, or (ii) the exercise price per share for which shares of Common Stock are issuable pursuant to such securities shall be increased or decreased solely by virtue of provisions therein contained for an automatic increase or decrease in such exercise price per share upon the occurrence of a specified date or event, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of, in the case of clause (i) above, the actual number of shares of Common Stock issued upon conversion or exchange of such securities or, in the case of clause (ii) above, the exercise price per share, as so increased or decreased, as the case may be.

                  (g) Minimum Adjustment Requirement. No adjustment shall be required unless such adjustment would result in an increase or decrease of at least $0.01 in the Exercise Price then subject to adjustment; provided, however, that any adjustments that are not made by reason of this subsection (g) shall be carried forward and taken into account in any subsequent adjustment. In case the Company shall at any time issue shares of Common Stock by way of dividend on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, said amount of $0.01 specified in the preceding sentence (as theretofore increased or decreased, if said amount shall have been adjusted in accordance with the provisions of this subsection (g)) shall forthwith be proportionately increased in the case of such a combination or decreased in the case of such a subdivision or stock dividend so as appropriately to reflect the same.

                  (h) Calculations. All calculations under this Section 9.1 shall be made to the nearest $0.01.

                  (i) Certificate. Whenever an adjustment in the Exercise Price is made as required or permitted by the provisions of this Section 9.1, the Company shall promptly file with the Warrant Agent a certificate of its chief financial officer setting forth (A) the adjusted Exercise Price as provided in this Section 9.1 and a brief statement of the facts requiring such adjustment and the computation thereof and (B) the number of shares of Common Stock (or portions thereof) purchasable upon exercise of a Warrant after such adjustment in the Exercise Price in accordance with Section 9.2 hereof and the record date therefor, and promptly after such filing shall mail or cause to be mailed a notice of such adjustment to each Warrantholder at his or her last address as the same appears on the Warrant Register. Such certificate, in the absence of manifest error, shall be conclusive and final evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely upon such certificate, and shall be under no duty or responsibility with respect to any such certificate except to exhibit the same to any Warrantholder desiring inspection thereof.

                  (j) Notice. In case:

                      (i) the Company shall declare any dividend or any distribution of any kind or character (whether in cash, securities or other property) on or in respect of shares of Common Stock or to the stockholders of the Company (in their capacity as such), excluding any regular periodic cash dividend paid out of current or retained earnings (as such terms are used in generally accepted accounting principles); or

                      (ii) the Company shall authorize the granting to the holders of shares of Common Stock of rights to subscribe for or purchase any shares of capital stock or of any other right; or

                      (iii) of any reclassification of shares of Common Stock (other than a subdivision or combination of outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

                      (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be filed with the Warrant Agent and shall cause to be mailed to the Warrantholders, at their last addresses as they shall appear upon the Warrant Register, at least 30 days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and, if applicable, the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property (including cash) deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give any such notice, or any defect therein, shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.

                  (k) Section 305. Anything in this Section 9.1 to the contrary notwithstanding, the Company shall be entitled, but not required, to make such reductions in the Exercise Price, in addition to those required by this Section 9.1, as it in its discretion shall determine to be advisable, including, without limitation, in order that any dividend in or distribution of shares of Common Stock or shares of capital stock of any class other than Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights or warrants, or any other transaction having a similar effect, shall not be treated as a distribution of property by the Company to its stockholders under Section 305 of the Internal Revenue Code of 1986, as amended, or any successor provision and shall not be taxable to them.

                  (l) No Adjustment. Anything to the contrary herein notwithstanding, no adjustment to the Exercise Price or the number of shares of Common Stock purchasable upon exercise of a Warrant shall be made pursuant to this Section 9.1 or Section 9.2 as a result of, or in connection with, the issuance of options or rights to purchase Common Stock issued to employees of the Company or its Subsidiaries pursuant to a stock option or other similar plan adopted by the Board of Directors or an employment agreement approved by the Board of Directors or the modification, renewal or extension of any such plan or agreement if approved by the Board of Directors.

                  (m) When Adjustment Not Required. If the Company shall take a record of the holders of its Common Stock for purposes of taking any action that requires an adjustment of the Exercise Price under this Section 9, and shall, thereafter and before the effective date of such action, legally abandon its plan to take such action, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  9.2 Adjustment to Number of Warrant Shares. Upon each adjustment of the Exercise Price pursuant to Section 9.1 hereof, the number of Warrant Shares purchasable upon exercise of a Warrant outstanding prior to the effectiveness of such adjustment shall be adjusted to the number, calculated to the nearest one-hundredth of a share, obtained by (x) multiplying the number of Warrant Shares purchasable immediately prior to such adjustment upon the exercise of a Warrant by the Exercise Price in effect prior to such adjustment and (y) dividing the product so obtained by the Exercise Price in effect after such adjustment of the Exercise Price.

                  9.3 Organic Change.

                  (a) Company Survives. Upon the consummation of an Organic Change (other than a transaction in which the Company is not the surviving entity), lawful provision shall be made as part of the terms of such transaction whereby the terms of the Warrant Certificates shall be modified, without payment of any additional consideration therefor, so as to provide that upon exercise of Warrants following the consummation of such Organic Change, the Warrantholders of such Warrants shall have the right to purchase the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of Warrant Shares into which such Warrants might have been exercised immediately prior to such Organic Change. Lawful provision also shall be made as part of the terms of the Organic Change so that all other terms of the Warrant Certificates shall remain in full force and effect following such an Organic Change. The provisions of this
Section 9.3(a) shall similarly apply to successive Organic Changes.

                  (b) Company Does Not Survive. The Company shall not enter into an Organic Change that is a transaction in which the Company is not the surviving entity unless lawful provision shall be made as part of the terms of such transaction whereby the surviving entity shall issue new securities to each Warrantholder, without payment of any additional consideration therefor, with terms that provide that upon the exercise of the Warrants, the Warrantholders of such Warrants shall have the right to purchase the kind and amount of securities, cash and other property receivable upon such Organic Change by a holder of the number of Warrant Shares into which such Warrants might have been exercised immediately prior to such Organic Change. The certificate or articles of incorporation or other constituent document of the surviving entity shall provide for such adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be equivalent to the adjustments provided for in Section 9.1 hereof.

                  9.4 Statement on Warrants. The form of Warrant Certificate need not be changed because of any adjustment made pursuant to Section 8,
Section 9.1 or Section 9.2 hereof, and Warrants issued after such adjustment may state the same Exercise Price and the same number of Warrant Shares as are stated in this Warrant Certificate.

                  Section 10. Warrant Agent. On the date of issuance of the Warrants, the Company shall cause to be appointed a Warrant Agent, which Warrant Agent shall be reasonably acceptable to the Warrantholders. The Company may act as Warrant Agent for such time as the Warrantholders accept the appointment of the Company as such Warrant Agent. The Company shall appoint an independent Warrant Agent within 10 business days of its receipt from the Warrantholders of a request to appoint such an independent Warrant Agent.

                  Section 11. Fractional Interests. The Company shall not be required to issue Fractional Warrant Shares on the exercise of the Warrants evidenced by this Warrant Certificate. If any Fractional Warrant Share would but for the provisions of this Section 11, be issuable on the exercise of the Warrants evidenced by this Warrant Certificate (or specified portions thereof), the Company shall pay an amount in cash equal to the fraction of a Warrant Share represented by such Fractional Warrant Share multiplied by the Closing Price on the day of such exercise.

                  Section 12. No Rights as Shareholder. Nothing in this Warrant Certificate shall be construed as conferring upon the Warrantholder or its transferees any rights as a shareholder of the Company, including the right to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Company or any other matter.

                  Section 13. Successors. All the covenants and provisions of this Warrant Certificate by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successors and permitted assigns hereunder.

                  Section 14. Governing Law; Choice of Forum, Etc. The validity, construction and performance of this Warrant Certificate shall be governed by and interpreted in accordance with, the laws of New York. The parties hereto agree that the appropriate and exclusive forum for any disputes arising out of this Warrant Certificate solely between or among any or all of the Company, on the one hand, and the KKR Fund and/or any Person who has become a Warrantholder, on the other, shall be the United States District Court for the Southern District of New York, and, if such court will not hear any such suit, the courts of the state of the Company's incorporation, and the parties hereto irrevocably consent to the exclusive jurisdiction of such courts, and agree to comply with all requirements necessary to give such courts jurisdiction. The parties hereto further agree that the parties will not bring suit with respect to any disputes, except as expressly set forth below, arising out of this Warrant Certificate for the execution or enforcement of judgment, in any jurisdiction other than the above specified courts. Each of the parties hereto irrevocably consents to the service of process in any action or proceeding hereunder by the mailing of copies thereof by registered or certified airmail, postage prepaid, if to (i) the Company, at 425 Meadow Street, Chicopee, Massachusetts 01021-0901 or at such other address specified by the Company in writing to the Warrant Agent, and (ii) any Warrantholder, at the address of such Warrantholder specified in the Warrant Register. The foregoing shall not limit the rights of any party hereto to serve process in an other manner permitted by the law or to obtain execution of judgment in any other jurisdiction. The parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the fact and the amount of indebtedness. The parties agree to waive any and all rights that they may have to a jury trial with respect to disputes arising out of this Agreement.

                  Section 15. Benefits of this Agreement. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the Warrantholder any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Warrantholder.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of this ___ day of ___________, 1998.

                                    EVENFLO & SPALDING HOLDINGS CORPORATION


                                    By: _________________________
                                        Name:
                                        Title:

Countersigned:

______________________, as Warrant Agent


By: _________________________
    Name:
    Title:

                              ELECTION TO EXERCISE
                   (To be executed upon exercise of Warrants)

To EVENFLO & SPALDING HOLDINGS CORPORATION:

                  The undersigned hereby irrevocably elects to exercise the right represented by the within Warrant Certificate for, and to acquire thereunder, _____ Warrant Shares, as provided for therein, and tenders herewith [payment of] [pursuant to a recapitalization exchange, of securities with a value equal to] the $________ Exercise Price in full in the form of [COMPLETE WHERE APPLICABLE]:

                  [ ] cash or a certified or official bank check in the amount of $_______ ; and/or

                  [ ] $____ Stated Value of Variable Rate Preferred Stock (as to which $____ of accrued dividends are unpaid), of which $____ Stated Value and the $___ of accrued and unpaid dividends should be applied toward the payment of such Warrant Shares; and/or

                  [ ] securities of the Company having an aggregate value equal to $________ (which may be the aggregate fair market value of Warrants determined by comparing the Exercise Price for such Warrant to the value of the Common Stock issuable upon such exercise); and/or

                  [ ] exchange of _____ Warrants for ____ Warrant Shares (such Warrant Shares have an aggregate value equal to the excess of (x) the aggregate value of the ____ Warrant Shares to which the Warrants hereby exercised relate (based on the determination of the Closing Price pursuant to the Warrant Certificate) over (y) the aggregate Exercise Price of the ___ Warrants exercised hereby);

                  For a total Exercise Price of $_________.

         If the value of the shares of the Company securities exchanged herewith exceeds the value of the Exercise Price applied to such delivery, then the Company shall reissue certificates representing such securities in the amounts necessary to preserve the value of such securities not applied to the exercise of the Warrants pursuant to this Election to Exercise.

Please issue a certificate or certificates for such Warrant Shares in the name of, and pay any cash for any Fractional Warrant Shares to (please print name, address and social security or other identifying number)*:

Name:
      --------------------------
Address:
         -----------------------------------------------------------------------

--------------------------------------------------------------------------------

Soc. Sec. #:
             ----------------------

AND, if said number of Warrant Shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Warrant Shares purchasable thereunder rounded up to the next higher whole number of Warrant Shares.

                               Signature:**
                                            ------------------------------------


-----------
* The Warrant Certificate contains restrictions on the sale and other transfer of the Warrants evidenced by such Warrant Certificate.

** The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

                                 ASSIGNMENT FORM

                 (To be signed only upon assignment of Warrant)

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
          (Name and Address of Assignee must be Printed or Typewritten)

Warrants to purchase ____ Warrant Shares of the Company, evidenced by the within Warrant Certificate hereby irrevocably constituting and appointing ________________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises.

Dated: _____________, ____

                                            ------------------------------------
                                            Signature of Registered Holder*


                                            ------------------------------------
Signature Guaranteed:                       Signature of Guarantor

*The above signature should correspond exactly with the name on the face of this Warrant Certificate.